Exhibit 99.1

Contact:	Thomas S. Elley
205-582-1200

FIRST US BANCSHARES, INC.

REPORTS FIRST QUARTER RESULTS

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Reports Increased Earnings and Continued Loan Growth

BIRMINGHAM, AL (April 27, 2018) – First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”) today reported net income of $414,000, or $0.06 per diluted share, for the quarter ended March 31, 2018, compared to $404,000, or $0.06 per diluted share, for the quarter ended March 31, 2017.

Financial Highlights

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Interest Income Growth – Interest and fees on loans increased by $593,000 during the three months ended March 31, 2018 compared to the three months ended March 31, 2017, which was a result of increased average loan volume.

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Loan Growth – Net loans increased $7.7 million, or 8.9% on an annualized basis, during the three months ended March 31, 2018. Loan growth in the Company’s banking subsidiary, First US Bank (the “Bank”), totaled $4.6 million during the quarter ended March 31, 2018, while the Company’s finance company subsidiary, Acceptance Loan Company, Inc. (“ALC”), grew its loan portfolio by $3.1 million.

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Asset Quality Improvement – Non-performing assets, including loans in non-accrual status and other real estate owned (OREO), decreased to $5.4 million, or 0.86% of total assets, as of March 31, 2018, compared to $6.8 million, or 1.10% of total assets, as of March 31, 2017.

Acquisition

Subsequent to quarter-end, the Company reached a definitive agreement to acquire The Peoples Bank, headquartered in Rose Hill, Virginia. The Peoples Bank serves communities in the Knoxville, Tennessee and southwest Virginia areas. Under the terms of the agreement, the Company will acquire all of the outstanding capital stock of The Peoples Bank and then merge The Peoples Bank with and into the Bank. The transaction is expected to close in the third quarter of 2018, subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals. The transaction is expected to result in a combined institution approaching $800 million in assets.

“We have had an exciting start to 2018, and we believe the transaction with The Peoples Bank, particularly in the Knoxville market, represents a significant step forward in our strategic plan to expand into other major markets in the Southeast in order to grow and diversify our business and customer base,” said James F. House, President and Chief Executive Officer of the Company. “We have also had a solid start to the year from an earnings and loan growth standpoint. Quality asset growth will be the driver of improved earnings over time,” continued Mr. House.

Results of Operations

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Pre-provision net interest income totaled $7.3 million for the first quarter of 2018, compared to $6.9 million for the first quarter of 2017. The increase in net interest income resulted primarily from loan growth. Average loans totaled $353.3 million and $325.1 million during the three months ended March 31, 2018 and 2017, respectively. Net yield on interest-earning assets was 5.24% for the quarter ended March 31, 2018, compared to 5.05% for the quarter ended March 31, 2017.

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The provision for loan losses was $658,000 for the first quarter of 2018, compared to $515,000 for the first quarter of 2017. The increase in provision expense in 2018 compared to 2017 was due to more substantial loan growth in the first quarter of 2018 compared to the first quarter of 2017. Growth in net loans totaled $7.7 million in the first quarter of 2018, compared to a decrease of $5.1 million in the first quarter of 2017. Loan growth at the Bank was primarily driven by continued growth in the Bank’s larger metropolitan markets of Birmingham and Tuscaloosa, while loan growth at ALC was due to continued growth in ALC’s indirect retail lending efforts. The Company’s allowance for loan losses as a percentage of loans was 1.35% as of March 31, 2018, compared to 1.51% as of March 31, 2017.

First US Bancshares, Inc. Reports First Quarter Results

April 27, 2018

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Non-interest income totaled $1.1 million for the first quarter of 2018, compared to $1.2 million for the first quarter of 2017. The decrease in non-interest income for the three months ended March 31, 2018 compared to the same period in 2017 resulted primarily from reductions in gains on the sale and prepayment of investment securities at the Bank, as well as reductions in credit insurance income earned through consumer lending at ALC, and was partially offset by an increase in mortgage fees from secondary market transactions at the Bank.

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Non-interest expense totaled $7.3 million for the first quarter of 2018, compared to $7.0 million for the first quarter of 2017. The increase in non-interest expense for the three months ended March 31, 2018 compared to the same period in 2017 resulted primarily from increases in salaries and benefits expense and occupancy and equipment expense, partially offset by a decrease in computer services expense.

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The Company’s effective tax rate was 16.4% for the first quarter of 2018, compared to 24.3% for the first quarter of 2017. The reduced effective tax rate resulted from the reduction in the Company’s statutory federal tax rate under the Tax Cuts and Jobs Act of 2017.

Balance Sheet Management

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Net loans totaled $353.8 million as of March 31, 2018, compared to $346.1 million as of December 31, 2017. The increase in net loans included increases of $4.6 million and $3.1 million at the Bank and ALC, respectively. The growth in loan volume was funded primarily from available balances that were in federal funds sold as of December 31, 2017.

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Investment securities totaled $181.9 million as of March 31, 2018, compared to $180.2 million as of December 31, 2017. Investment securities serve to both enhance interest income and provide an additional source of liquidity available to fund loan growth and capital expenditures. Management has structured the investment portfolio to provide cash flows through interest earned and the maturity or payoff of securities in the portfolio on a monthly basis. In the current environment, the Company expects cash flows from the investment portfolio to continue to serve as a significant source of liquidity available to fund future loan growth, as well as the Company’s acquisition activities.

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Liabilities increased to $551.8 million as of March 31, 2018, compared to $549.4 million as of December 31, 2017. The increase resulted from an increase in deposits of $8.2 million that was partially offset by a decrease in short-term borrowings of $5.3 million. Deposits generated through the Bank’s branch system are considered the Company’s primary funding source to meet short- and long-term liquidity needs. Deposit levels fluctuate throughout the year based on seasonality, as well as specific circumstances impacting deposit customers. In addition to deposits, significant external sources of liquidity are available to the Bank, including access to funding through federal funds lines, Federal Home Loan Bank advances and brokered deposits.

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Shareholders’ equity was $75.5 million, or $12.41 per outstanding common share, as of March 31, 2018, compared to $76.2 million, or $12.53 per outstanding common share, as of December 31, 2017. The decrease in shareholders’ equity resulted primarily from an increase in accumulated other comprehensive loss associated with unrealized losses in the fair value of available-for-sale securities of $1.1 million during the first quarter of 2018, partially offset by growth in retained earnings of $0.3 million. The unrealized losses in the fair value of available-for-sale securities were considered by management to be the direct result of the effect that the prevailing interest rate environment had on the value of debt securities and were not related to the creditworthiness of the issuers.

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The Company declared a cash dividend of $0.02 per share on its common stock in the first quarter of 2018. This amount is consistent with the Company’s quarterly dividend declarations for each quarter of 2017.

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During the first quarter, the Bank continued to maintain capital ratios at higher levels than the ratios required to be considered a “well-capitalized” institution under applicable banking regulations. As of March 31, 2018, the Bank’s common equity Tier 1 capital and Tier 1 risk-based capital ratios were each 18.14%. Its total capital ratio was 19.32%, and its Tier 1 leverage ratio was 11.91%.

First US Bancshares, Inc. Reports First Quarter Results

April 27, 2018

About First US Bancshares, Inc.

First US Bancshares, Inc. is a bank holding company that operates banking offices in Alabama through First US Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of the Company or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to loan demand, growth and earnings potential and expansion, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy generally and in the Bank’s and ALC’s service areas, market conditions and investment returns, the availability of quality loans in the Bank’s and ALC’s service areas, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. With respect to the proposed acquisition of The Peoples Bank, these factors include, but are not limited to, the possibility that regulatory and other approvals and conditions to the proposed transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; the possibility that modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions; delays in closing the transaction; difficulties, delays and unanticipated costs in integrating the organizations’ businesses or realized expected cost savings and other benefits; business disruptions as a result of the integration of the organizations, including possible loss of customers; diversion of management time to address transaction-related issues; and changes in asset quality and credit risk as a result of the transaction. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

First US Bancshares, Inc. Reports First Quarter Results

April 27, 2018

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – LINKED QUARTERS

(Dollars in Thousands, Except Per Share Data)

	Quarter Ended (Unaudited)
	2018	2017
	March 31,	December 31,	September 30,	June 30,	March 31,
Results of Operations:
Interest income	$8,119	$8,087	$7,820	$7,683	$7,510
Interest expense	805	804	685	626	591
Net interest income	7,314	7,283	7,135	7,057	6,919
Provision for loan losses	658	523	373	576	515
Net interest income after provision for loan losses	6,656	6,760	6,762	6,481	6,404
Non-interest income	1,140	1,333	1,236	930	1,167
Non-interest expense	7,301	7,359	7,190	6,863	7,037
Income (loss) before income taxes	495	734	808	548	534
Provision for (benefit from) income taxes	81	2,600	173	132	130
Net income (loss)	$414	$(1,866)	$635	$416	$404
Per Share Data:
Basic net income (loss) per share	$0.07	$(0.30)	$0.10	$0.07	$0.07
Diluted net income (loss) per share	$0.06	$(0.29)	$0.10	$0.06	$0.06
Dividends declared	$0.02	$0.02	$0.02	$0.02	$0.02

Period-End Balance Sheet:
Total assets	$627,319	$625,581	$614,599	$616,218	$619,827
Loans, net of allowance for loan losses	353,805	346,121	338,026	330,526	317,677
Allowance for loan losses	4,829	4,774	4,808	4,905	4,879
Investment securities, net	181,942	180,150	185,802	200,831	213,497
Total deposits	525,273	517,079	508,385	509,245	509,078
Short-term borrowings	10,298	15,594	10,635	10,692	10,750
Long-term debt	10,000	10,000	10,000	10,000	15,000
Total shareholders’ equity	75,525	76,208	78,854	78,373	77,297

Key Ratios:
Return on average assets (annualized)	0.27%	(1.18%)	0.41%	0.27%	0.27%
Return on average equity (annualized)	2.21%	(9.38%)	3.21%	2.14%	2.12%
Loans to deposits	67.4%	66.9%	66.5%	64.9%	62.4%
Allowance for loan losses as % of loans	1.35%	1.36%	1.40%	1.46%	1.51%
Nonperforming assets as % of total assets	0.86%	0.96%	0.94%	1.01%	1.10%

First US Bancshares, Inc. Reports First Quarter Results

April 27, 2018

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Per Share Data)

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Cash and due from banks	$7,806	$7,577
Interest-bearing deposits in banks	26,667	19,547
Total cash and cash equivalents	34,473	27,124
Federal funds sold	-	15,000
Investment securities available-for-sale, at fair value	156,642	153,871
Investment securities held-to-maturity, at amortized cost	25,300	26,279
Federal Home Loan Bank stock, at cost	1,413	1,609
Loans, net of allowance for loan losses of $4,829 and $4,774, respectively	353,805	346,121
Premises and equipment, net	26,197	26,433
Cash surrender value of bank-owned life insurance	15,000	14,923
Accrued interest receivable	2,011	2,057
Other real estate owned	3,343	3,792
Other assets	9,135	8,372
Total assets	$627,319	$625,581

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$525,273	$517,079
Accrued interest expense	387	381
Other liabilities	5,836	6,319
Short-term borrowings	10,298	15,594
Long-term debt	10,000	10,000
Total liabilities	551,794	549,373

Shareholders’ equity:
Common stock, par value $0.01 per share, 10,000,000 shares authorized; 7,351,466 and 7,345,946 shares issued, respectively; 6,087,264 and 6,081,744 shares outstanding, respectively	73	73
Surplus	10,867	10,755
Accumulated other comprehensive income (loss), net of tax	(1,955)	(868)
Retained earnings	86,965	86,673
Less treasury stock: 1,264,202 shares at cost	(20,414)	(20,414)
Noncontrolling interest	(11)	(11)
Total shareholders’ equity	75,525	76,208

Total liabilities and shareholders’ equity	$627,319	$625,581

First US Bancshares, Inc. Reports First Quarter Results

April 27, 2018

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2018	2017
	(Unaudited)
Interest income:
Interest and fees on loans	$7,089	$6,496
Interest on investment securities	1,030	1,014
Total interest income	8,119	7,510

Interest expense:
Interest on deposits	701	528
Interest on borrowings	104	63
Total interest expense	805	591

Net interest income	7,314	6,919

Provision for loan losses	658	515

Net interest income after provision for loan losses	6,656	6,404

Non-interest income:
Service and other charges on deposit accounts	467	464
Credit insurance income	218	256
Net gain on sales and prepayments of investment securities	3	49
Mortgage fees from secondary market	117	-
Other income, net	335	398
Total non-interest income	1,140	1,167

Non-interest expense:
Salaries and employee benefits	4,567	4,398
Net occupancy and equipment	889	777
Computer services	292	387
Fees for professional services	273	233
Other expense	1,280	1,242
Total non-interest expense	7,301	7,037

Income before income taxes	495	534
Provision for income taxes	81	130
Net income	$414	$404
Basic net income per share	$0.07	$0.07
Diluted net income per share	$0.06	$0.06
Dividends per share	$0.02	$0.02